Exhibit 99.1

Easton-Bell Sports, Inc. Reports Second Quarter 2013 Financial Results

Margin Growth Offset by Sales Decline

Will Host Conference Call to Discuss Financial Results and Company Outlook on August 13 at 2:00 p.m. Eastern Time

VAN NUYS, Calif.--(BUSINESS WIRE)--August 13, 2013--Easton-Bell Sports, Inc. (the “Company”), a leading designer, developer and marketer of branded sports equipment, protective products and related accessories, today announced financial results for the second quarter ended June 29, 2013.

“We are pleased with our progress to date in re-organizing our Company as we prioritize strategies and resources, streamline operations and rationalize spending. To accomplish this, we have incurred substantial one-time costs. Our financial performance when normalized for such costs reflects the strength throughout many of our businesses that is mitigated by the exit of the low-margin non-core fitness products category and challenges in our hockey business,” stated Terry Lee, Executive Chairman and Chief Executive Officer of Easton-Bell.

Unless otherwise specified below, references in this press release to Adjusted EBITDA refer to the definition in our senior credit facilities. A detailed reconciliation of such Adjusted EBITDA, which we consider to be the most closely comparable GAAP financial measure, is included in the section entitled “Reconciliation of Non-GAAP Financial Measures,” which appears at the end of this press release.

Results for the Second Quarter

The Company had net sales of $201.6 million for the second quarter of 2013, a decrease of 5.8% as compared to $214.1 million of net sales for the second quarter of 2012. The sales decrease is primarily attributable to the exit of the non-core fitness products category and lower hockey sales. Gross margin increased by 70 basis points (“bps”) to 35.7% from 35.0%. Adjusted EBITDA exclusive of one-time severance expenses related to management changes and costs related to the exit of the lacrosse product category was $23.5 million, a decrease of $2.2 million or 8.7% from $25.7 million during the second quarter last year. Adjusted EBITDA inclusive of the one-time expenses was $19.5 million and decreased by $6.2 million or 24.3% for the quarter.

Team Sports net sales decreased $11.6 million or 9.4% for the quarter from lower sales of Easton hockey products related to the timing of new stick launches and inflated retail inventories. This decline was dampened by single-digit growth in the football and baseball/softball businesses as Riddell continues to take market share and mitigate last year’s difficult comp related to the industry’s new ten-year helmet life policy and Easton bats continue to gain share and lead the category.

Action Sports net sales were relatively flat for the quarter. Bell powersports helmet sales increased 49% from market share gains and sales of Bell mass and Giro specialty cycling products benefited from improved weather conditions, offset by the timing of pre-season Giro snow product shipments, lower sales of Easton cycling products and the exit from the non-core fitness products category.

The gross margin improvement in the quarter reflects increased sales of high-margin Easton bats and Bell powersports helmets and cost savings from the transition of reconditioning operations to Mexico, partially mitigated by lower sales of higher-margin hockey sticks and football helmets.

Operating expenses increased $8.4 million or 15.2% and 578 bps as a percentage of net sales during the quarter. The increase was primarily due to the one-time severance expenses and lacrosse exit costs, and non-cash equity compensation expense for new grants. Operating expenses were flat and increased 155 bps as a percentage of net sales when excluding the one-time expenses and non-cash equity compensation expense.

Balance Sheet Items

Net debt totaled $370.4 million (total debt of $402.5 million less cash of $32.1 million) as of June 29, 2013, consistent with the net debt amount as of June 30, 2012. Working capital as of June 29, 2013 was $256.4 million (current assets of $442.5 million less current liabilities of $186.1 million) as compared to $277.0 million as of June 30, 2012.

The Company continues to have substantial borrowing capacity and liquidity as of June 29, 2013, with $158.9 million of additional borrowing availability under the revolving credit facility and liquidity of $191.0 million when including $32.1 million of cash.

Conference Call to Discuss Second Quarter Results

The Company will host a conference call and webcast to discuss its financial results for the second quarter ended June 29, 2013 on a conference call to be held on Tuesday, August 13, 2013, beginning at 2:00 p.m. Eastern Time. The call can be accessed by dialing 1-800-706-7741 (within the United States and Canada) or 1-617-614-3471 (outside the United States and Canada). The pass code for the call is 62880402. The call will also be available via live webcast at: http://www.media-server.com/m/p/wsgazdk2.

A replay of the call will be available on August 14, 2013 through August 20 2013 by dialing 1-888-286-8010 (within the United States and Canada) or 1-617-801-6888 (outside the United States and Canada). The pass code for both replay phone numbers is 74253683.

About Easton-Bell Sports, Inc.

Easton-Bell Sports, Inc. is a leading designer, developer and marketer of branded sports equipment, protective products and related accessories. The Company markets and licenses products under such well-known brands as Easton, Bell, Giro, Riddell and Blackburn. The Company’s products incorporate leading technology and designs and are used by professional athletes and enthusiasts alike. Headquartered in Van Nuys, California, the Company has thirty-five facilities worldwide. More information is available at www.eastonbellsports.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This press release may include forward-looking statements that reflect the Company’s current views about future events and financial performance. All statements other than statements of historical facts included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events are forward-looking statements.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that the Company might make or by known or unknown risks and uncertainties including: (i) the level of competition in the sporting goods industry; (ii) legal and regulatory requirements, including changes in the laws that relate to use of the Company’s products and changes in product performance standards maintained by athletic governing bodies; (iii) the success of new products; (iv) whether the Company can successfully market its products, including use of its products by high profile athletes; (v) the Company’s dependence on and relationships with its major customers; (vi) fluctuations in costs of raw materials; (vii) risks associated with using foreign suppliers including increased transportation costs, potential supply chain disruption and foreign currency exchange rate fluctuations; (viii) the Company’s labor relations; (ix) departure of key personnel; (x) failure to protect the Company’s intellectual property or guard against infringement of the intellectual property rights of others; (xi) product liability claims; (xii) the timing, cost and success of opening or closing manufacturing facilities; (xiii) the Company’s level of indebtedness; (xiv) interest rate risks; (xv) the ability to successfully complete and integrate acquisitions and realize expected synergies; (xvi) an increase in return rates; (xvii) negative publicity about the Company’s products or the athletes that use them; (xviii) the seasonal nature of the Company’s business; (xix) failure to maintain an effective system of internal controls and (xx) other risks outlined under “Risk Factors” in the Company’s 2012 Annual Report on Form 10-K.

These forward-looking statements are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not place undue reliance on any of the Company’s forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company’s expectations. The forward-looking statements in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	June 29,	December 29,	June 30,
	2013	2012	2012
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,140	$40,852	$27,612
Accounts receivable, net	230,342	228,201	248,767
Inventories, net	140,258	141,716	152,227
Prepaid expenses	7,279	6,162	3,216
Deferred taxes, net	20,777	20,777	17,779
Other current assets	11,711	13,183	9,521
Total current assets	442,507	450,891	459,122
Property, plant and equipment, net	63,736	55,549	55,988
Deferred financing fees, net	8,635	9,964	11,293
Intangible assets, net	261,612	265,898	268,598
Goodwill	207,739	208,697	208,697
Other assets	1,226	1,235	2,184
Total assets	$985,455	$992,234	$1,005,882

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Revolving credit facility	$55,000	$35,000	$51,000
Current portion of capital lease obligations	30	28	27
Accounts payable	64,067	78,344	71,909
Accrued expenses	67,025	63,848	59,221
Total current liabilities	186,122	177,220	182,157
Long-term debt, less current portion	347,522	347,224	346,940
Capital lease obligations, less current portion	8	24	38
Deferred taxes	56,352	62,626	60,219
Other noncurrent liabilities	21,409	21,641	22,040
Total liabilities	611,413	608,735	611,394
Stockholder’s equity:
Common stock: $0.01 par value, 100 shares authorized, 100 shares issued and outstanding at June 29, 2013, December 29, 2012 and June 30, 2012	—	—	—
Additional paid-in capital	373,945	368,778	365,063
Retained earnings	2,548	13,624	30,487
Accumulated other comprehensive (loss) income	(2,451)	1,097	(1,062)
Total stockholder’s equity	374,042	383,499	394,488
Total liabilities and stockholder’s equity	$985,455	$992,234	$1,005,882

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited and amounts in thousands)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Net sales	$201,581	$214,067	$409,193	$430,348
Cost of sales	129,709	139,232	263,823	282,339
Gross profit	71,872	74,835	145,370	148,009
Selling, general and administrative expenses	63,735	55,304	127,916	112,444
Amortization of intangibles	1,815	2,597	4,286	5,194
Income from operations	6,322	16,934	13,168	30,371
Interest expense, net	10,534	10,500	21,245	21,123
(Loss) income before income taxes	(4,212)	6,434	(8,077)	9,248
Income tax (benefit) expense	(4,297)	2,726	(6,099)	4,190
Net income (loss)	85	3,708	(1,978)	5,058
Other comprehensive (loss) income:
Foreign currency translation adjustment	(2,025)	(1,323)	(3,548)	(1,528)
Comprehensive (loss) income	$(1,940)	$2,385	$(5,526)	$3,530

Reconciliation of Non-GAAP Financial Measures

This press release contains a financial measure called Adjusted EBITDA, which is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In this press release we have presented Adjusted EBITDA on an actual basis for the second fiscal quarters ended June 29, 2013 and June 30, 2012.

We believe Adjusted EBITDA is a useful supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our consolidated and combined results of operations. Adjusted EBITDA is used by our management to perform such evaluation and in measuring compliance with debt covenants relating to certain of our borrowing arrangements. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP. We believe Adjusted EBITDA facilitates company-to-company operating performance comparisons by excluding potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of facilities (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. In addition, we believe that our presentation of Adjusted EBITDA provides investors with helpful information about the calculation of some of the financial covenants that are contained in our Senior Secured Credit Facilities.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are as follows:

  Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
  Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  Adjusted EBITDA does not reflect our income tax (benefit) expense or the cash requirements to pay our taxes;
  Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and each measure of Adjusted EBITDA does not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate Adjusted EBITDA differently so it may not be comparable.

To compensate for these limitations, however, we rely primarily on our GAAP results and use any measure of Adjusted EBITDA only as supplemental information.

The calculation of Adjusted EBITDA and a reconciliation of these measures to net income, the most comparable GAAP measure, for the second fiscal quarters ended June 29, 2013 and June 30, 2012 are set forth below (amounts in thousands):

	2013	2012

Net income for the second fiscal quarter	$85	$3,708

Interest expense, net	10,534	10,500
(Benefit) provision for taxes based on income	(4,297)	2,726
Depreciation expense	5,339	5,257
Amortization expense	1,815	2,597
Non-cash equity compensation expense	4,739	729
Other allowable adjustments under the Company's Senior Secured Credit Facilities (1)	1,240	185
Adjusted EBITDA, as reported pursuant to the Company's Senior Secured Credit Facilities for the second fiscal quarter	$19,455	$25,702

(1)

Represents actual expenses permitted to be excluded pursuant to the Company’s Senior Secured Credit Facilities. Such amount represents: (i) charges related to the issuance of capital stock or debt, (ii) unrealized (gains)/losses relating to hedging activities, (iii) expenses paid in connection with employee severance, retention, relocation and contract termination, consolidation of facilities and other non-recurring expenses and charges and (iv) expense reimbursements to our financial sponsors.

CONTACT:
Easton-Bell Sports, Inc.
Mark Tripp, 818-902-5803